Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of July [●], 2021, is by and among (i) 10X CAPITAL VENTURE ACQUISITION CORP. II, a Cayman Islands exempted company (the “SPAC”), (ii) 10X CAPITAL SPAC SPONSOR II, LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iii) [●] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to [●] units in the IPO, which shall not exceed [●]% of the total outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will have the option to purchase from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.003 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)

In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] ($0.003 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor will have the option to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds if Investor elects to exercise its option to purchase the Transferred Shares.

(b)

Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than [●]% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. For the avoidance of doubt, the Investor shall not be required to participate in the over-allotment exercise or any upsizing without first having the opportunity to purchase additional Transferred Shares at the Transfer Price.

(c)

Notwithstanding anything to the contrary herein, both before and after the receipt of the Transferred Shares by the Investor, the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination or other reasons, (v) or any other modification, without the Investor’s prior written consent.

(d)

The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on July [●], 2021 (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)	On the date hereof, the authorized share capital of the SPAC consists of:

(1)	500,000,000 Class A Ordinary Shares. There are currently no Class A Ordinary Shares issued and outstanding as of the date hereof.

(2)

50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). There are currently 7,666,667 Class B Ordinary Shares issued and outstanding as of the date hereof. All of the issued and outstanding Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(3)	1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). There are currently no Preference Shares issued and outstanding as of the date hereof.

(e)

All corporate action required to be taken by the SPAC’s board of directors and shareholders in order to authorize the SPAC to enter into this Agreement and to issue the Class A Ordinary Shares and Transferred Shares has been taken or will be taken prior to the IPO. All action on the part of the shareholders, directors and officers of the SPAC necessary for the execution and delivery of this Agreement, the performance of all obligations of the SPAC under this Agreement to be performed as of the IPO, and the issuance and delivery of the Class A Ordinary Shares and Transferred Shares has been taken or will be taken prior to the IPO. This Agreement, when executed and delivered by the SPAC, shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(f)	The SPAC has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(g)

The SPAC has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

•	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

•

to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

“Anti-Corruption Laws” means any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 as amended and any other applicable law.

“Anti-Money Laundering Laws” means any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act of 2001 (in each case to the extent applicable to the Parties and to this Agreement), the Specially Designated Nationals List or any similar list maintained by the Office of Foreign Assets Control (“OFAC”) at the United States Department of the Treasury.

(h)

There are no pending or, to the knowledge of the SPAC, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the SPAC to enter into and perform its obligations under this Agreement.

(i)

If Investor acquires the Transferred Shares and Class A Ordinary Shares in accordance with the terms of this Agreement, it will acquire good and valid title to the Transferred Shares and Class A Ordinary Shares, free and clear of all liens, encumbrances, equities or claims.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)

This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)

The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

(e)	The Sponsor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(f)

The Sponsor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

•	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

•

to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

(g)

There are no pending or, to the knowledge of the Sponsor, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sponsor to enter into and perform its obligations under this Agreement.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e)	The Investor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(f)

The Investor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

•	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

•

to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)

Without written consent of the Company and Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Ordinary Shares issuable upon conversion of the Transferred Shares held by it until the date the SPAC consummates a Business Combination (as defined below). For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning or selling any Class A Common Stock or units acquired in the IPO or in the open market.

(b)

Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor hereby agrees with the SPAC that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption for any Class A Ordinary Shares it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Ordinary Shares and the IPO described in the Registration Statement.

(c)

Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. For the avoidance of doubt, this Section 5(c) shall only apply to any interest of Investor in the Transferred Shares, but shall not limit Investor’s rights or recourse with respect to any interests in Class A Ordinary Shares.

(d)

In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

(e)	In no event shall the Investor have any obligation to make any additional capital contributions or to loan the SPAC or the Sponsor any funds unless otherwise agreed to by the Investor.

Section 6. Miscellaneous.

(a)

Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: 10X Capital SPAC Sponsor II LLC, 1 World Trade Center, 85th Floor, New York, NY 10007, if to the SPAC, to: 10X Capital Venture Acquisition Corp. II, 1 World Trade Center, 85th Floor, New York, NY 10007; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)

From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)

Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)

Neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), except as required by applicable law or in connection with any inquiry by a governmental authority, without the prior consent of Investor, which shall not be unreasonably withheld or delayed.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:
[●]

By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

10X CAPITAL VENTURE ACQUISITION CORP. II

By:
Name:	Hans Thomas
Title:	Chief Executive Officer

SPONSOR:

10X CAPITAL SPAC SPONSOR II LLC

By: Hans Thomas, its managing member

By:
Name:	Hans Thomas
Title:	Managing Member

[Signature Page to Investment Agreement]